Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

THIRD QUARTER 2009 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended September 30, 2009.

The results of operations presented in this release include TPGI’s results of operations for the three months ended September 30, 2009 and 2008. The consolidated net loss for the three months ended September 30, 2009 was $(10.9) million or $(0.43) per share compared to consolidated net loss of $(2.9) million or $(0.13) per share for the three months ended September 30, 2008. The consolidated net loss for the nine months ended September 30, 2009 was $(13.8) million or $(0.56) per share compared to consolidated net income of $2.2 million or $0.09 per share for the nine months ended September 30, 2008. Included in the consolidated net loss for both the three and nine months ended September 30, 2009 are pre-tax, non-cash impairment charges of $8.6 million related to our Murano condominium project and $2.0 million related to our joint venture investments. Both the condominium units and the joint venture investments are recorded at their estimated fair value on September 30, 2009.

After tax cash flow (a non-GAAP financial measure) for the three months ended September 30, 2009 was $0.5 million or $0.02 per share compared to after tax cash flow of $3.6 million or $0.15 per share for the three months ended September 30, 2008. After tax cash flow for the nine months ended September 30, 2009 was $8.8 million or $0.35 per share compared to after tax cash flow of $22.0 million or $0.93 per share for the nine months ended September 30, 2008. The reduction in after tax cash flow for the quarter ended September 30, 2009 compared with the quarter ended September 30, 2008 was primarily the result of an income tax benefit recognized during the third quarter of 2008 which resulted from a change in our estimated tax rate. We also experienced an occupancy decline from 87% at September 30, 2008 to 84% at September 30, 2009, which resulted in a decline in property operating revenues. The reduction in after tax cash flow for the nine months ended September 30, 2009 compared with the nine months ended September 30, 2008 resulted from a decline in gains from sales of condominium units at our Murano property and a reduction in our property operating revenues, partially offset by an increase in net revenues from our investment advisory, management, leasing and development services business and by expense reductions. We define after tax cash flow (ATCF) as net income (loss) excluding the following items: noncontrolling interests, deferred income taxes, non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments and adjustments to reflect the fair market value of rent. ATCF is further described in note (c) to the financial statements below.

Commenting on the company’s results and recent activities, Jim Thomas, Chairman and CEO, said, “In spite of a tough operating environment, we have accomplished a number of important objectives. We have reduced our exposure to near-term debt maturities by modifying and extending our Four Points Centre and Campus El Segundo loans. We successfully negotiated a payoff of the mezzanine loans at Commerce Square at a discount of approximately 30%, which will result in a $6.6 million reduction in our annual interest expense. We continue to be focused on reducing overall leverage levels. Our accelerated marketing event at Murano ignited a resumption of sales of condominium units at the beginning of the third quarter, and the momentum in condo sales continues. At 84% portfolio occupancy, our properties are performing at or above market occupancies, and we have been successful at reducing operating expenses.”

TPGI’s recent activities include:

•

On October 10, 2009, the Campus El Segundo construction loan in the amount of $17.0 million was modified. The loan has been extended to July 31, 2011, and has three one-year extension options at our election subject to us complying with certain loan covenants.

•

On October 13, 2009, the Four Points Centre construction loan was modified and extended to July 31, 2012 with two one-year extension options subject to certain conditions. We have also provided additional collateral of approximately 62.4 acres of fully entitled unimproved land, which is immediately adjacent to our Four Points Centre office buildings located in Austin, Texas. We have committed to pay down the principal amount of the loan in the total amount of $7.8 million and $10.8 million remains unfunded and available to be drawn.

•

On October 14, 2009, we entered into a discounted payoff agreement with the holders of the existing mezzanine debt on Two Commerce Square. We have agreed to pay off the two mezzanine loans, with a principal amount of approximately $36.1 million, for a discounted amount of $25.0 million on or before November 30, 2009 (subject to an extension right of up to 29 days).

•

Continuing the condominium sales momentum at the Murano, we entered into contracts for an additional 24 units and settled 56 units during the quarter; resulting in approximately $25.0 million reduction in our construction loan balance. Subsequent to September 30, 2009, we have entered into contracts to sell an additional six units.

•

On October 6, 2009 we sold a 1.9 acre land parcel adjacent to our Four Points Centre development property in Austin, Texas, which is subject to a ground lease to a retail tenant. The land was sold for $2.1 million; we expect to recognize a gain of approximately $1.2 million in the fourth quarter, 2009.

Supplemental Materials

The company will publish a Supplemental Financial Information package which will be available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Monday, November 2, 2009 at 2:00 p.m. Pacific Time. To participate in the call, dial (866) 804-6923 and (857) 350-1669 internationally, and provide confirmation code 71208810.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through November 23, 2009, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 27707903. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential, properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate, while managing the volatility associated with the real estate industry, through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors That May Influence Future Results of Operations” in our Form 10-K for the year ended December 31, 2008, which is filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
		(revised)
Revenues:
Rental	$7,385	$7,482	$22,499	$23,317
Tenant reimbursements	4,566	5,991	16,151	20,116
Parking and other	571	925	2,156	2,747
Investment advisory, management, leasing and development services	2,622	1,799	7,158	5,570
Investment advisory, management, leasing and development services - unconsolidated real estate entities	3,388	4,244	11,229	13,670
Reimbursement of property personnel costs	1,425	1,657	4,213	5,075
Condominium sales	22,927	3,622	22,927	79,758

Total revenues	42,884	25,720	86,333	150,253

Expenses:
Property operating and maintenance	5,936	6,018	18,439	18,877
Real estate taxes	1,943	1,586	5,427	4,762
Investment advisory, management, leasing and development services	2,799	4,142	8,638	12,520
Reimbursable property personnel costs	1,425	1,657	4,213	5,075
Cost of condominium sales	20,892	3,113	20,892	62,228
Rent – unconsolidated real estate entities	42	65	208	191
Interest	6,787	5,803	20,415	13,740
Depreciation and amortization	3,008	2,948	9,373	8,498
General and administrative	3,865	4,173	12,072	13,556
Impairment loss	8,600	—	8,600	—

Total expenses	55,297	29,505	108,277	139,447

Gain on sale of real estate	—	—	—	3,618
Gain from early extinguishment of debt	—	—	509	255
Interest income	34	587	287	2,341
Equity in net loss of unconsolidated real estate entities	(3,103)	(3,968)	(595)	(9,108)

(Loss) income before income taxes and noncontrolling interests	(15,482)	(7,166)	(21,743)	7,912
(Provision) benefit for income taxes	(242)	1,359	(480)	(2,695)

Net (loss) income	(15,724)	(5,807)	(22,223)	5,217
Noncontrolling interests’ share of net loss (income):
Unitholders in the Operating Partnership	6,007	2,733	7,456	(3,126)
Partners in consolidated real estate entities	(1,195)	133	934	133

	4,812	2,866	8,390	(2,993)

TPGI share of net (loss) income	$(10,912)	$(2,941)	$(13,833)	$2,224

(Loss) earnings per share-basic	$(0.43)	$(0.13)	$(0.56)	$0.09
(Loss) earnings per share-diluted	$(0.43)	$(0.13)	$(0.56)	$0.09
Weighted average common shares-basic	25,212,319	23,701,294	24,978,388	23,681,997
Weighted average common shares-diluted	25,212,319	23,701,294	24,978,388	23,681,997
Reconciliation of net (loss) income to EBDT(a):
Net (loss) income	$(10,912)	$(2,941)	$(13,833)	$2,224
Adjustments:
Income tax provision (benefit)	242	(1,359)	480	2,695
Noncontrolling interests – unitholders in the Operating Partnership	(6,007)	(2,733)	(7,456)	3,126
Depreciation and amortization	3,008	2,948	9,373	8,498
Amortization of loan costs	202	78	372	237
Unconsolidated real estate entities:
Depreciation and amortization	4,773	5,517	14,601	15,604
Amortization of loan costs	191	247	683	1,090

(Loss) earnings before depreciation, amortization and taxes (b)	$(8,503)	$1,757	$4,220	$33,474

TPGI share of EBDT (b)	$(5,550)	$1,072	$2,708	$20,469

EBDT per share - basic	$(0.22)	$0.05	$0.11	$0.86

EBDT per share - diluted	$(0.22)	$0.05	$0.11	$0.86

Reconciliation of net (loss) income to ATCF(c):
Net (loss) income	$(10,912)	$(2,941)	$(13,833)	$2,224
Adjustments:
Income tax provision (benefit)	242	(1,359)	480	2,695
Noncontrolling interests – unitholders in the Operating Partnership	(6,007)	(2,733)	(7,456)	3,126
Depreciation and amortization	3,008	2,948	9,373	8,498
Amortization of loan costs	202	78	372	237
Non-cash compensation expense	654	848	2,257	2,457
Straight-line rent adjustments	(843)	165	(762)	3,113
Adjustments to reflect the fair market value of rent	(5)	(42)	23	(100)
Impairment loss	8,600	—	8,600	—
Unconsolidated real estate entities:
Depreciation and amortization	4,773	5,517	14,601	15,604
Amortization of loan costs	191	247	683	1,090
Straight-line rent adjustments	(489)	(546)	(1,474)	(1,878)
Adjustments to reflect the fair market value of rent	(316)	(330)	(1,026)	(1,019)
Impairment loss	2,012	—	2,012	—

ATCF before income taxes	$1,110	$1,852	$13,850	$36,047

TPGI share of ATCF before income taxes (b)	$618	$1,130	$8,887	$22,043
TPGI income tax (expense) benefit-current	(72)	2,512	(132)	—

TPGI share of ATCF	$546	$3,642	$8,755	$22,043

ATCF per share - basic	$0.02	$0.15	$0.35	$0.93

ATCF per share - diluted	$0.02	$0.15	$0.35	$0.93

Weighted average common shares-basic	25,212,319	23,701,294	24,978,388	23,681,997
Weighted average common shares-diluted	25,212,319	23,701,294	24,978,388	23,681,997

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 64.65% and 64.17% for the three and nine months ended September 30, 2009 and 61.01% and 61.15% for the three and nine months ended September 30, 2008, respectively.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair market value of rents. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Investments in real estate:
Operating properties, net	$276,878	$274,784
Land improvements – development properties	97,715	100,886
Construction in progress	—	1,274

	374,593	376,944

Condominium units held for sale	73,567	101,112
Real estate held for sale	619	609
Investments in unconsolidated real estate entities	34,096	29,098
Cash and cash equivalents, unrestricted	50,582	69,023
Restricted cash	15,194	16,665
Rents and other receivables, net	4,537	4,452
Receivables from condominium sales contracts, net	1,786	10,485
Receivables from unconsolidated real estate entities	2,503	4,701
Deferred rents	11,670	10,604
Deferred leasing and loan costs, net	14,646	15,018
Other assets, net	22,979	21,724

Total assets	$606,772	$660,435

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$255,223	$255,579
Other secured loans	110,837	128,466
Unsecured loan	—	3,900
Accounts payable and other liabilities, net	33,056	46,567
Dividends and distributions payable	500	2,377
Prepaid rent	1,569	2,819

Total liabilities	401,185	439,708

Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of September 30, 2009 and December 31, 2008, respectively	—	—
Common stock, $.01 par value, 225,000,000 and 75,000,000 shares authorized, 25,693,354 and 23,853,904 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	257	238
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 13,813,331 and 14,496,666 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	138	145
Additional paid-in capital	170,598	158,341
Retained deficit and dividends	(41,733)	(26,980)

Total stockholders’ equity	129,260	131,744
Noncontrolling interests:
Unitholders in the Operating Partnership	71,908	85,210
Partners in consolidated real estate entities	4,419	3,773

Total noncontrolling interests	76,327	88,983

Total equity	205,587	220,727

Total liabilities and equity	$606,772	$660,435

Contact:	Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900